EXHIBIT 31.1

CERTIFICATION

I, Erwin Vahlsing, Jr., Chief Financial Officer of the Registrant, certify that:

1. I have reviewed this Amendment No. 2 to Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2009 of Sungro Minerals, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

December 15, 2009	/s/ Erwin Vahlsing, Jr.
Erwin Vahlsing, Jr. Chief Financial Officer